Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-88979, 333-119141 and 333-136682) and the Registration Statements on Form S-8 (Nos. 333-108095 and 333-129873) of American States Water Company of our report dated March 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of American States Water Company, which appears in this Form 10-K.

Los Angeles, California

March 14, 2008